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                                                                    EXHIBIT 3.20

                                     BY-LAWS


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                                    OFFICERS

         1. The principal office shall be in the City of Dearborn             ,
County of Wayne                  , State of Michigan,

         2. The corporation may also have offices at such other places as the board of directors may from time to time appoint or the business of the corporation may require.

                                      SEAL

         3. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Seal," or "Corporate Seal".
Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                             STOCKHOLDERS' MEETINGS

         "4. Meetings of the stockholders of the Corporation may be held within or outside of the state of Michigan as determined by the board of directors.

         "5. An annual meeting of the stockholders shall be held during the third week of January, beginning in 1994 at a date and time to be determined by the board of directors and if a legal holiday, then on the next secular day when they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting."


         6. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the articles of Incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be repre-


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sented any business may be transacted which might have been at the meeting as originally notified.

         7. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and witnessed by one witness. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, and except where the transfer books of the corporation, shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote.

         8. Written notice of the annual meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the corporation, at least five days prior to the meeting.

         9. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the secretary and filed in the office Where the election is to be held at least ten days before every election, and shall at all times, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

         10. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the president or vice-president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         11. Business transacted at all special meetings shall be confined to the objects stated in the call.

         12. Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, at least five days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the corporation.

         "12A. Any action which might be taken at a meeting of the Shareholders may be taken without a meeting if before or after the said action all stockholders consent thereto in writing. The written consents shall be filed with the Minutes of the proceedings of the corporation. The consent has the same effect as a vote of the corporation for all purposes."


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         "13. The property and business of the corporation shall be managed by its board of directors, which shall number at least three (3) but no more than twenty (20). They shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify."

         14. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors, though less than a quorum, shall choose a successor or successors, who shall hold office until the next annual election and until a successor or successors have been duly elected, unless sooner displaced.

         15. In addition to the powers and authorities by these by-laws expressly conferred upon it the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                            COMMITTEES OF DIRECTORS.

         16. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

         17. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.


         17A. SEE END OF BY-LAWS

                             MEETINGS OF THE BOARD.

         18. Special meetings of the board may be called by the president or vice-president on three days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

         19. At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Articles of incorporation or by these by-laws.






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                                    OFFICERS

         20. The officers of the corporation shall be chosen by the directors and shall be president, vice-president, secretary and treasurer. The board of director may also choose additional vice-presidents, assistant secretaries and assistant treasurers. Any two of said offices except the offices of president and vice-president, may be held the same person.

         21. The board of directors, at its first meeting after each annual meeting of stockholders shall choose a president, vice-president, secretary and treasurer, from their own number.

         22. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         23. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         24. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.

                                  THE PRESIDENT

         25. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

         26. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation.

         27. He shall be ex officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

                                 VICE-PRESIDENTS

         28. The vice-presidents in the order of their seniority shall, in the absence or disability of the president, perform

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the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES.

         29. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and when authorized by the boards, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature of by the signature of the treasurer or an assistant secretary. He shall be sworn to the faithful discharge of his duty.

         30. The assistant secretaries in the order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties as the board of directors shall prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         31. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         32. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

         33. He shall give the corporation a bond if required by the board of directors in a sum, and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


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         34. The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the board of directors shall prescribe.

                       DUTIES OF OFFICERS MAY BE DELEGATED

         35. In case of the absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provide a majority of the entire board concurs therein.

                              CERTIFICATES OF STOCK

         36. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock.

                               TRANSFERS OF STOCK

         37. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

                             REGISTERED STOCKHOLDERS

         38. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Michigan.

                                LOST CERTIFICATE

         39. Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of


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that fact, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative, to give the corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate; a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, may be issued without requiring any bond when, in the judgment of the Directors, it is proper to do so.

                                     CHECKS

         40. All checks, drafts and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         41. The fiscal year shall begin the       day of in each year.

                                    DIVIDENDS

         42. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation if any, may be declared by the board of directors at any regular or special meetings, pursuant to law.

                           DIRECTORS' MUTUAL STATEMENT

         43. The board of directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     NOTICES

         44. Whenever under the provisions of these by-laws notice is required to be given, to any director, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in the post office or letter-box, in a post-paid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, or, in default of other address, to
such director, officer or stockholder at the post office in the        of
and such notice shall be deemed to be given at the time when the same shall be thus mailed.



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         45. Any stockholder, director, or officer may waive any notice required to be given under these by-laws.

                                   AMENDMENTS

         46. These by-laws may be altered or amended or repealed by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, at any regular or special meeting of the stockholders called for that purpose, or by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board called for that purpose, provided, however, that no change of the time or place for the election of directors shall be made within sixty days next before the day on which such election is to be held, and that in case of any change of such time or place notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address, at least twenty days before the election is held.

                               SECTION 1244 STOCK

         47. The issued stock of this Corporation is part of a plan and all stock will be paid for within two years, and that the stock is Section 1244 Stock (being Section 1244 of the 1954 Revenue Act as amended by the Technical Amendments Act of 1958, wherein losses on small business corporation stock are fully deductible, rather than being subject to the capital loss limitations of the code).

                         AMENDMENTS REQUIRING UNANIMOUS
                       DECISION BY THE BOARD OF DIRECTORS

         48. Anything herein to the contrary notwithstanding, a unanimous decision is required by the Board of Directors to establish and/or change major policies with reference to the conduct add operation of the business of the Company.

                  That any action to increase the number of members of the Board of Directors to manage the Company shall require unanimous determination of the stockholders and/or Board of Directors.

                  That no Director and/or officer shall be removed except by unanimous determination of the Directors.

"17A. Any action which might be taken at a meeting of the board may be taken without a meeting if before or after the said action all directors consent thereto in writing. The written consents shall be filed with the Minutes of the proceedings of the board. The consent has the same effect as a vote of the board for all purposes."


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                  That salaries established by the Board of Directors for
officers shall not be changed except by unanimous determination of the Board of Directors.

                        PLAN TO ISSUE SECTION 1244 STOCK

                  1. The plan as herein set forth upon its adoption by the Board of Directors of the Corporation shall become effective August 30, 1962.

                  2. The Corporation is authorized to offer and issue 50,000 shares of common stock, par value of $1.00 per share, and all of such stock shall be issued subsequent to the date the plan becomes effective.

                  3. The Corporation shall offer and issue such 50,000 shares of common stock from the date hereof the August 29, 1964, or to the date when the Corporation shall make a subsequent offering of any stock, whichever shall sooner occur.

                  4. During such period as set forth in paragraph 3, the Corporation shall offer and issue only such common stock.

                  5. The maximum amount to be received by the Corporation in consideration of the stock to be issued pursuant to this plan shall be $50,000.00.

                  6. Such common stock shall be issued only for money and other property (other than stock or securities).

                  7. Such other action shall be taken by the Corporation as shall qualify the stock offered and issued under this plan as "section 1244 stock", as such term is defined in the Internal Revenue Code and the Regulations issued thereunder.